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                                 AMENDMENT NO. 1

          This Amendment No. 1 to Employment Agreement (the "Amendment") is made and entered into as of the 1st day of December, 2000, by and between Apropos Technology, Inc. (the "Company") and Kevin G. Kerns ("Employee").

          WHEREAS, the Company and Employee entered into an Employment Agreement dated as of January 1, 2000 (the "Employment Agreement"); and

          WHEREAS, the Company and Employee desire to amend the Employment Agreement as more specifically set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and in consideration of the employment of Employee by the Company, the parties agree as follows:

          1. COMPENSATION. Sections 2(a) and 2(b) of the Employment Agreement are amended and restated in their entirety as follows:

               "(a) Base Salary and Bonus. Beginning on the effective date of this Agreement, the Employee shall be paid a base salary (the "Base Compensation") of $210,000 per year, payable in accordance with the Company's standard payroll policies. The Board of Directors shall review Employee's performance and the Company's financial and operating results on at least an annual basis and shall adjust Employee's base salary as it deems appropriate based on such review.

               (b) Bonus. Employee shall also be eligible for a bonus of up to $125,000 for fiscal year 2000 and the first quarter of fiscal year 2001, based on the criteria set forth in Exhibit A. The bonus will be due and payable on the 15th day of May, 2001. The Board of Directors shall set bonus levels and targets for years after fiscal year 2000 as it deems appropriate. In the event Employee's employment with the Company terminates for any reason other than pursuant to Section 6(c) hereof (voluntary termination by the Employee) or 6(b)(ii) hereof (Termination for Cause), Employee shall be entitled to receive a pro rated bonus for such year, determined by dividing the aggregate bonus that he would have earned for the entire year (assuming he had remained employed for the entire year and the original revenue/milestone targets established for such year continued to apply) by the number of days (including weekends) during which he was employed by the Company during such year by 365. Such bonus shall be paid within thirty (30) days of the end of the relevant measurement period. If Employee's employment with the Company terminates pursuant to Section 6(c) hereof or Section 6(b)(ii) hereof, Employee shall be deemed to have forfeited his entire bonus for such year and no such bonus shall be due or payable by the Company."


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          2.   MISCELLANEOUS.

               (a) The Employment Agreement shall remain in full force and effect except as expressly set forth herein.

               (b) This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law rules of such state.

               (c) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

               (d) Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Employment Agreement.

                                      * * *


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          IN WITNESS WHEREOF, the undersigned have executed this Amendment this
1st day of December, 2000.


COMPANY:

APROPOS TECHNOLOGY, INC.


By: /s/ Keith L. Crandell
   ---------------------------------
Its: Board Member
     -------------------------------



EMPLOYEE:


/s/ Kevin G. Kerns
-----------------------------------
Kevin G. Kerns


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                                    EXHIBIT A

          In the event that the Company's Share Price Increase (as defined below) for the four quarters ending March 31, 2001, is higher than the Share Price Increase for each member of the Peer Group (as defined below) for the same period, then Employee shall be entitled to a bonus of $125,000.

          In the event that the Company's Share Price Increase for the four quarters ending March 31, 2001, is the second highest in the Peer Group, then Employee shall be entitled to a bonus of $62,500.

          Notwithstanding anything herein to the contrary, Share Price Increases for any member of the Peer Group that has been the subject of a takeover or merger or, at March 31, 2001 is rumored to be the subject of a takeover or merger, shall not be considered.

          If the Company's Share Price Increase for the four quarters ending March 31, 2001, as calculated above, is not the highest or second highest in the Peer Group, Employee shall not be entitled to any bonus.

          "Share Price Increase" shall mean the amount equal to the difference between the respective Average Close Price (as defined below) for the month of April 2001 and the respective Average Close Price for the month of April 2000, divided by the Average Close Price for the month of April 2000.

          "Average Close Price" shall mean the amount equal to the sum of the respective closing prices for all trading days during the calendar month divided by the number of trading days in such calendar month.

          "Peer Group" shall mean Quintus Corporation, Aspect Communications Corporation, eShare Communications Inc., Interactive Intelligence Inc., Kana Communication, Inc. and eGain Communications Corp.